   As filed with the Securities and Exchange Commission on January 13, 1998.

                                                      Registration No. 333-_____

================================================================================

                       SECURITIES AND EXCHANGE COMMISSION
                            Washington, D.C.  20549
                                _______________

                                    FORM S-8
                             REGISTRATION STATEMENT
                                     UNDER
                           THE SECURITIES ACT OF 1933
                                _______________

                        APPLIED VOICE RECOGNITION, INC.
             (Exact Name of Registrant as Specified in its Charter)
                                _______________

            UTAH                                      87-042552
(State or Other Jurisdiction                     (I.R.S. Employer
of Incorporation or Organization)                Identification No.)


                        4615 POST OAK PLACE, SUITE 111
                             HOUSTON, TEXAS 77027
                   (Address of Principal Executive Offices)

                                _______________

                        APPLIED VOICE RECOGNITION, INC.
                              1997 INCENTIVE PLAN
                            (Full Title of the Plan)
                                _______________

   Name, Address and Telephone           Copy of Communications to:
   Number of Agent for Service:

       TIMOTHY J. CONNOLLY                     ROBERT G. REEDY
 APPLIED VOICE RECOGNITION, INC.            PORTER & HEDGES, L.L.P.
 4615 POST OAK PLACE, SUITE 111              700 LOUISIANA STREET
      HOUSTON, TEXAS 77027                 HOUSTON, TEXAS 77002-2764
         (713) 621-5678                         (713) 226-0600


                                                  CALCULATION OF REGISTRATION FEE
====================================================================================================================================

                                                                 PROPOSED MAXIMUM          PROPOSED
                                              AMOUNT TO            OFFERING           MAXIMUM AGGREGATE           AMOUNT OF
  TITLE OF SECURITIES TO BE REGISTERED     BE REGISTERED(1)      PRICE PER SHARE      OFFERING PRICE(2)        REGISTRATION FEE

------------------------------------------------------------------------------------------------------------------------------------



Common Stock, par value $.001 per share        3,000,000         $2.9063              $8,718,900                    $2,573
====================================================================================================================================


(1) Pursuant to Rule 416(a), also registered hereunder is an indeterminate number of shares of Common Stock issuable as a result of the anti-dilution provisions of the Plan.

(2) Pursuant to Rule 457(c), the registration fee is calculated on the basis of the average of the high and low sale prices for the Common Stock on The Nasdaq Over-the-Counter Bulletin Board on January 12, 1998, $2.9063. Pursuant to Rule 457(h), the registration fee is calculated with respect to the maximum number of the registrant's securities issuable under the Plan.

                                    PART II

               INFORMATION REQUIRED IN THE REGISTRATION STATEMENT

ITEM 3.   INCORPORATION OF CERTAIN DOCUMENTS BY REFERENCE

     The contents of the following documents filed by Applied Voice Recognition, Inc., a Utah corporation (the "Company" or "Registrant"), with the Securities and Exchange Commission ("Commission") are incorporated into this registration statement ("Registration Statement") by reference:

     (i) the Company's annual report on Form 10-KSB for the year ended December 31, 1996, as filed on March 31, 1997;

     (ii) the Company's quarterly reports on Form 10-QSB for the quarters ended March 31, 1997 (as filed on May 15, 1997), June 30, 1997 (as filed on August 14, 1997), and September 30, 1997 (as filed on November 14,
           1997);

     (iii) the Company's Current Report on Form 8-K dated March 14, 1997; and

     (iv) the description of the Company's Common Stock contained in the Company's Registration Statement on Form 8-A effective January 9, 1998 (Commission File No. 000-23607), including any amendments or reports filed for the purpose of updating such description.

     All documents filed by the Company with the Commission pursuant to Sections 13(a), 13(c), 14 and 15(d) of the Securities Exchange Act of 1934, as amended (the "Exchange Act"), subsequent to the filing date of this Registration Statement and prior to the filing of a post-effective amendment to this Registration Statement which indicates that all securities offered have been sold or which deregisters all securities then remaining unsold shall be deemed to be incorporated by reference in this Registration Statement and to be a part hereof from the date of filing such documents. The Company will provide without charge to each participant in the Company's 1997 Incentive Plan, as an amendment and restatement effective as of October 1, 1997 of the Company's 1996 Stock Option Plan and 1996 Director Stock Option Plan, upon written or oral request of such person, a copy (without exhibits, unless such exhibits are specifically incorporated by reference) of any or all of the documents incorporated by reference pursuant to this Item 3.

ITEM 4. DESCRIPTION OF SECURITIES

        Not Applicable.

ITEM 5. INTERESTS OF NAMED EXPERTS AND COUNSEL

        Not Applicable.

ITEM 6. INDEMNIFICATION OF DIRECTORS AND OFFICERS

        Part 9 of the URBCA contains provisions entitling directors and officers of the Company to indemnification under certain conditions from judgments, fines, amounts paid in settlement, and reasonable expenses, including attorneys' fees, as the result of an action or proceeding in which they may be involved by reason of being or having been a director or officer of the Company. Indemnification under the URBCA is generally permissible if the conduct of the director or officer was in good faith and the director or officer reasonably believed that his conduct was in, or not opposed to, the Company's best interests, and, in a criminal case, that the director or officer had no reasonable cause to believe his conduct was unlawful. Such indemnification would not be permitted under the URBCA in connection with a proceeding by or in the right of the Company in which the director or officer was adjudged liable to the Company, or in connection with any other proceeding in which the officer or director was adjudged liable on the basis that he derived an improper personal benefit.

        Mandatory indemnification is required under the URBCA for a director or officer who is successful, on the merits or otherwise, in the defense of any proceeding, or any claim, issue or matter in a proceeding, to which he was a party because he is or was an officer or director of the Company. A court may order indemnification where mandatory under the URBCA or if the court determines that the officer or director is fairly and reasonably entitled to indemnification in view of all relevant circumstances and regardless of whether the officer or director met the applicable standard of conduct or was adjudged liable to the Company or adjudged liable on the basis that he derived an improper personal benefit.

        Payment of expenses for officers and directors is permitted in advance of a final disposition of a proceeding on certain conditions, including the furnishing of written affirmation by the officer or director of his good faith belief that he has met the applicable standard of conduct, the furnishing of a written agreement to repay the advance if the officer or director is ultimately determined not to have met the applicable standard of conduct, and a determination is made that the facts then known to the persons making the determination would not preclude indemnification under the URBCA. This determination is to be made by the Board of Directors.

        The Articles of Incorporation and Bylaws of the Company, as each has been amended, require the Company to indemnify any and all persons who may serve or who have served at any time as directors or officers or who at the request of the Board of Director of the Company, may serve or any time have served as directors or officers of another Company in which the Company at such time owned or may own shares of stock or of which it was or may be a creditor, and their respective heirs, administrators, successors and assigns, against any and all expenses, including amounts paid upon judgments, counsel fees and amounts paid in settlement (before or after suit is commenced), actually and necessarily by such persons in connection with the defense or settlement of any claim, action, suit or proceeding in which they, or any of them, are made parties, or a party, or which may be asserted against them or any of them, by reason of being or having been directors or officers of the Company, or of such other Company, except in relation to matters as to which any such director or officer of the Company, or of such other Company or former director or officer or person shall be adjudged in any action, suit or proceeding to be liable for his own negligence or misconduct in the performance of his duty. Such indemnification shall be in addition to any other rights to which those indemnified may be entitled under any law, by law, agreement, vote of shareholder or otherwise.

        The above discussion of the Company's Articles of Incorporation and Bylaws, as each has been amended, and the URBCA is not intended to be exhaustive and is qualified in its entirety by such Articles, Bylaws and statute.

        The Company maintains officers' and directors' indemnity insurance against expenses of defending claims or payment of amounts arising out of good-faith conduct believed by the officer or director to be in or not opposed to the best interest of the Company.

ITEM 7. EXEMPTION FROM REGISTRATION CLAIMED

        Not Applicable.

ITEM 8.    EXHIBITS

 EXHIBIT
   NO.                                 DESCRIPTION
---------                              -----------
  4.1      1997 Incentive Plan effective as of October 1, 1997 (filed herewith).
  5.1      Opinion of Porter & Hedges, L.L.P. with respect to legality of securities (filed herewith).
 23.1      Consent of Malone & Bailey, PLLC (filed herewith).
 23.2      Consent of Porter & Hedges, L.L.P. (included in Exhibit 5.1).
 24.1      Powers of Attorney (included on signature page).

ITEM 9. UNDERTAKINGS

     (a)    Undertaking to Update

       The undersigned Registrant hereby undertakes:

       (1) To file, during any period in which offers or sales are being made, a post-effective amendment to this Registration Statement to:

            (i) include any prospectus required by section 10(a)(3) of the Securities Act of 1933, as amended (the "Securities Act");

            (ii) reflect in the prospectus any facts or events arising after the effective date of the Registration Statement (or the most recent post-effective amendment thereof) which, individually or in the aggregate, represent a fundamental change in the information in the Registration Statement; and

            (iii) include any material information with respect to the plan of distribution not previously disclosed in the Registration Statement or any material change to such information in the Registration Statement;

     Provided, however, that paragraphs (a)(1)(i) and (a)(1)(ii) do not apply if the information required to be included in a post-effective amendment by those paragraphs is contained in periodic reports filed by the Registrant pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934, as amended (the "Exchange Act") that are incorporated by reference in the Registration Statement.

       (2) That, for the purpose of determining any liability under the Securities Act, each such post-effective amendment shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

       (3) To remove from registration by means of a post-effective amendment any of the securities being registered which remain unsold at the termination of the offering.

     (b) Undertaking With Respect to Documents Incorporated by Reference

       The undersigned Registrant hereby undertakes that, for purposes of determining any liability under the Securities Act, each filing of the Registrant's annual report pursuant to section 13(a) or section 15(d) of the Exchange Act that is incorporated by reference in this Registration Statement shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

     (c) Undertaking With Respect to Indemnification

       Insofar as indemnification for liabilities arising under the Securities Act may be permitted to directors, officers and controlling persons of the Registrant pursuant to the foregoing provisions, or otherwise, the Registrant has been advised that in the opinion of the Securities and Exchange Commission such indemnification is against public policy as expressed in the Securities Act and is, therefore, unenforceable. In the event that a claim for indemnification against such liabilities (other than the payment by the Registrant of expenses incurred or paid by a director, officer or controlling person of the Registrant in the successful defense of any action, suit or proceeding) is asserted by such director, officer or controlling person in connection with the securities being registered, the Registrant will, unless in the opinion of its counsel the matter has been settled by controlling precedent, submit to a court of appropriate jurisdiction the question whether such indemnification by it is against public policy as expressed in the Securities Act and will be governed by the final adjudication of such issue.

                               POWER OF ATTORNEY

     KNOW ALL MEN BY THESE PRESENTS, that each person whose signature appears below constitutes and appoints Timothy J. Connolly and Charles W. Skamser, and each of them, either of whom may act without joinder of the other, his or her true and lawful attorneys-in-fact and agents, with full power of substitution and resubstitution, for him or her and in his or her name, place and stead, in any and all capacities, to sign any or all pre- and post-effective amendments and supplements to this Registration Statement, and to file the same, or caused to be filed the same, with all exhibits thereto, and other documents in connection therewith, with the Securities and Exchange Commission, granting unto such attorneys-in-fact and agents, and each of them, full power and authority to do and perform each and every act and thing requisite and necessary to be done in and about the premises, as fully to all intents and purposes as he or she might or could do in person, hereby ratifying and confirming all that said attorneys-in-fact and agents, and each of them, or the substitute or substitutes of either of them, may lawfully do or cause to be done by virtue hereof.

                                   SIGNATURES

     Pursuant to the requirements of the Securities Act of 1933, the Registrant certifies that it has reasonable grounds to believe that it meets all of the requirements for filing on Form S-8 and has duly caused this Registration Statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of Houston, State of Texas, on this 13th day of January, 1998.

                                    APPLIED VOICE RECOGNITION, INC.


                                 By:           /s/ Timothy J. Connolly
                                    ---------------------------------------
                                                 Timothy J. Connolly,
                                 Chief Executive Officer, Chairman of the Board
                                                    and Director

     In accordance with the requirements of the Securities Act of 1933, this Registration Statement has been signed by the following persons in the capacities indicated and on this 13th day of January, 1998.

        SIGNATURE                                                           TITLE
        ---------                                                           -----

           /s/ Timothy J. Connolly                           Chief Executive Officer, Chairman of the Board and
----------------------------------------------               Director
           Timothy J. Connolly


          /s/ Charles W. Skamser                             President, Chief Operating Officer and Director
----------------------------------------------
           Charles W. Skamser

         /s/ H. Russell Douglas                              Vice President Research and Development and
----------------------------------------------               Director
          H. Russell Douglas

         /s/ William T. Kennedy                              Chief Financial Officer and Assistant Secretary
----------------------------------------------
          William T. Kennedy

           /s/ Jan Carson Connolly                           Director
----------------------------------------------
            Jan Carson Connolly

             /s/ Jesse R. Marion                             Director
----------------------------------------------
               Jesse R. Marion

              /s/ Nolan Bedford                              Director
----------------------------------------------
               Nolan Bedford


        SIGNATURE                                                           TITLE
        ---------                                                           -----


            /s/ Frederick A. Huttner                         Director
----------------------------------------------
               Frederick A. Huttner

             /s/ G. Edward Powell                            Director
----------------------------------------------
               G. Edward Powell

              /s/ Michael Wilson                             Director
----------------------------------------------
                Michael Wilson

              /s/ J. William Boyar                           Director
----------------------------------------------
                J. William Boyar

             /s/ Raymond Betz                                Director
----------------------------------------------
               Raymond Betz

                               INDEX TO EXHIBITS


 EXHIBIT
   NO.                                  DESCRIPTION
---------                               -----------
  4.1      1997 Incentive Plan effective as of October 1, 1997 (filed herewith).
  5.1      Opinion of Porter & Hedges, L.L.P. with respect to legality of securities (filed herewith).
 23.1      Consent of Malone & Bailey, PLLC (filed herewith).
 23.2      Consent of Porter & Hedges, L.L.P. (included in Exhibit 5.1).
 24.1      Powers of Attorney (included on signature page).